UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Adicet Bio, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Securities Exchange Act Rules 14a-6(i)(1) and 0-11

ADICET BIO, INC.

131 Dartmouth Street, 3rd Floor

Boston, Massachusetts 02116

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on December 19, 2025

Notice is hereby given that the Special Meeting of Stockholders (Special Meeting) of Adicet Bio, Inc., will be held online on December 19, 2025 at 8:00 a.m. Eastern Time. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/ACET2025SM, where you will be able to vote electronically and submit questions. You will need the 16-digit control number included with the proxy materials being mailed to you separately in order to attend the Special Meeting.

The purpose of the Special Meeting is the following:

1.
To approve an amendment to our Restated Certificate of Incorporation (Certificate of Incorporation) to combine outstanding shares of our common stock, par value $0.0001 per share (Common Stock), into a lesser number of outstanding shares (the Reverse Stock Split), by a ratio of not less than one-for-five and not more than one-for-thirty, with the exact ratio to be set within this range by our board of directors (the Board) in its sole discretion (the Reverse Stock Split Proposal or Proposal No. 1).
2.
To approve an adjournment of the Special Meeting, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes in favor of Proposal No. 1 (the Adjournment Proposal or Proposal No. 2).

Only Adicet Bio, Inc. stockholders of record at the close of business on November 14, 2025, will be entitled to vote at the Special Meeting and any adjournment or postponement thereof.

We are mailing to our stockholders this proxy statement and the accompanying proxy card (Proxy Materials). We plan to mail the Proxy Materials on or about November 17, 2025, which will contain instructions on how to access those documents and to cast your vote via the Internet.

To be admitted to the Special Meeting and vote your shares, you must provide the 16-digit control number as provided described in the proxy card or voting instruction form at www.proxyvote.com. Please see the “General Information” section of the proxy statement that accompanies this notice for more details regarding the logistics of the virtual Special Meeting, including the ability of stockholders to submit questions during the Special Meeting, and technical details and support related to accessing the virtual platform.

Your vote is important. Whether or not you are able to attend the meeting in person, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating, and returning the proxy card. If your shares are held in "street name," that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

By order of the board of directors,

/s/ Chen Schor
Chen Schor
President, Chief Executive Officer

Boston, Massachusetts

November 17, 2025

i

ADICET BIO, INC.

PROXY STATEMENT

FOR THE special MEETING OF STOCKHOLDERS

general information

When are this Proxy Statement and the accompanying materials scheduled to be sent to stockholders?

We anticipate on or about November 17, 2025, we will begin mailing this Proxy Statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker or other nominee), a voting instruction form will be mailed and made available to stockholders on the Internet on or about the same date.

Why did I receive a full set of the proxy materials, instead of a Notice of Internet Availability of Proxy Materials?

We are using the “Full Set Delivery” method of providing proxy materials to stockholders. Because we have elected to utilize the “Full Set Delivery” option, we are delivering to all stockholders of record paper copies of the Proxy Statement and form of proxy card, as well as providing access to those proxy materials on a publicly accessible website. The Proxy Statement, form of proxy card, and the other Special Meeting materials are available on the internet at https://materials.proxyvote.com. Please note that, while our proxy materials are available at https://materials.proxyvote.com and on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this Proxy Statement.

How do I attend and participate in the Special Meeting?

To attend and participate in the Special Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record as of November 14, 2025 will need to visit www.virtualshareholdermeeting.com/ACET2025SM and use their control number found on the proxy card, and beneficial owners of shares held in street name will need to follow the same instructions.

You will need the 16-digit control number included on your proxy card. Instructions on how to connect to the Special Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/ACET2025SM. If you do not have your 16-digit control number, you will be able to access and listen to the Special Meeting but you will not be able to vote your shares or submit questions during the Special Meeting.

The live audio webcast of the Special Meeting will begin promptly at 8:00 a.m. Eastern Time. We encourage stockholders to login to this website and access the webcast before the Special Meeting’s start time. Online check-in will begin, and stockholders may begin submitting written questions, at 7:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures.

How can I get help if I have trouble checking in or listening to the meeting online?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Who is soliciting my vote?

Our board of directors is soliciting your vote for the Special Meeting.

When is the record date for the Special Meeting?

The record date for determination of stockholders entitled to vote at the Special Meeting is the close of business on November 14, 2025.

How many votes can be cast by all stockholders?

There were 153,255,581 shares of our common stock, par value $0.0001 per share, outstanding on November 14, 2025, all of which are entitled to vote with respect to all matters to be acted upon at the Special Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. There are no cumulative voting rights. None of our shares of undesignated preferred stock were outstanding as of November 14, 2025.

Who is entitled to vote?

Holders of record of our common stock at the close of business on November 14, 2025, the record date for the Special Meeting, are entitled to vote at the Special Meeting. If you are a holder of record of our common stock as of the record date, you may vote the shares that you held on the record date even if you sell such shares after the record date. Each outstanding share as of the record date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director to be elected.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our virtual Special Meeting. Throughout this Proxy Statement, we refer to these registered stockholders as "stockholders of record."

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in "street name," and the proxy materials were forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend our virtual Special Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock on your own behalf at the Special Meeting unless you follow your broker's procedures for obtaining a legal proxy. Note you should also be receiving a voting instruction form for you to use from your broker. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as "street name stockholders."

How do I vote?

If you are a stockholder of record, there are several ways for you to vote your shares.

•
By Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week, by following the instructions at that site for submitting your proxy electronically or scanning the QR code with your smartphone. You will be required to enter the 16-digit control number provided on your proxy card or voting instruction form. Votes submitted through the Internet prior to the commencement of the Special Meeting.
•
By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will be required to enter the 16-digit control number provided on your proxy card or voting instruction form. Votes submitted by telephone prior to the commencement of the Special Meeting.
•
By Mail. You may vote by mail by completing, signing, and dating the enclosed proxy card and returning it in the enclosed prepaid envelope. Votes submitted through the mail must be received prior to December 18, 2025.
•
During the Special Meeting. If you attend the Special Meeting online, you may vote your shares online while virtually attending the Special Meeting by visiting www.virtualshareholdermeeting.com/ACET2025SM. You will need your control number provided on your proxy card in order to be able to vote during the Special Meeting.

If you do not wish to vote in person or will not be attending the Special Meeting, you may vote by proxy. You can vote by proxy over the Internet or by mailing your proxy as described in the proxy materials. In order to be counted, proxies submitted by Internet must be received by the cutoff time of 11:59 p.m. Eastern Time on December 18, 2025. Proxies submitted by mail must be received before the start of the Special Meeting. If you complete and submit your proxy before the Special Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by our board of directors on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Special Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

Even if you plan to participate in our virtual Special Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the Special Meeting. If you submit a proxy via the Internet, by telephone, or by mail, your voting instructions authorize the proxy holders in the same manner as if you signed, dated, and returned your proxy card. If you submit a proxy via the Internet, by telephone, or by mail, you do not need to return your proxy card.

If any other matters are properly presented for consideration at the Special Meeting, including, among other things, consideration of a motion to adjourn the Special Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Special Meeting.

How do I revoke my proxy?

You may revoke your proxy by (1) following the instructions on the proxy materials and entering a new vote by mail that we receive before the start of the Special Meeting or over the Internet by the cutoff time of 11:59 p.m. Eastern Time on December 18, 2025, (2) attending and voting at the Special Meeting (although attendance at the Special Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Special Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Adicet Bio, Inc., 131 Dartmouth Street, 3rd Floor, Boston, Massachusetts 02116, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Amended and Restated Bylaws, or bylaws, provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Special Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained. There were 153,255,581 shares of common stock outstanding and entitled to vote on November 14, 2025, our record date. Therefore, a quorum will be present if 76,627,791 shares of our common stock are present in person or represented by executed proxies timely received by us at the Special Meeting. Shares present virtually during the Special Meeting will be considered shares of common stock represented in person at the meeting.

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Restated Certificate of Incorporation (Certificate of Incorporation) or Amended and Restated Bylaws. Abstentions and broker “non-votes” do not have an impact on such proposals. Proposal Nos. 1 and 2 require an affirmative vote of a majority of votes properly cast for and against such proposal, and abstention and broker “non-votes,” if any, will have no effect on these proposals.

If you authorize your proxy to vote your shares electronically via the Internet or by telephone, or, if you properly marked, signed, dated and returned the proxy card mailed to you, the shares that the proxy represents will be voted in the manner specified on the proxy. If you properly signed and returned a proxy card but no specification is made, your shares will be voted (i) for the proposal to approve of an amendment to our Certificate of Incorporation to combine outstanding shares of our Common Stock, into a lesser number of outstanding shares and effectuate the Reverse Stock Split and (ii) for the proposal to approve of an adjournment of the Special Meeting, if necessary.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. Pursuant to the New York Stock Exchange (NYSE) rules, which are applicable to NYSE-member brokerage firms, if you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal Nos. 1 and 2 are considered to be a discretionary item under the NYSE rules, and your broker or nominee will be able to vote on that item even if it does not receive instructions from you. A broker or nominee may not vote your shares with respect to these non-discretionary items if you have not provided instructions. This is called a broker “non-vote.” As there are no non-discretionary proposals for the Special Meeting, we do not anticipate receiving any broker “non-votes.” We strongly encourage you to submit your proxy with instructions and exercise your right to vote as a stockholder.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials described above. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

How can I know the voting results?

We will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

PROPOSAL NO. 1 – REVERSE STOCK SPLIT PROPOSAL

Overview

The Board has approved and declared advisable an amendment to our Certificate of Incorporation to combine the outstanding shares of our Common Stock into a lesser number of outstanding shares, a so-called “reverse stock split.” If approved by the stockholders as proposed, the Board would have the sole discretion to effect the Reverse Stock Split at any time after approval of such amendment and no later than the one year anniversary of such approval and to fix the specific ratio for the Reverse Stock Split, provided that the ratio would be not less than one-for-five and not more than one-for-thirty. The Board would also have the discretion to abandon the Reverse Stock Split prior to its effectiveness. The Board is hereby soliciting stockholder approval for the Reverse Stock Split Proposal.

If approved by our stockholders, the Reverse Stock Split would permit (but not require) the Board to effect a reverse stock split of the outstanding shares of our Common Stock at any time by a ratio of not less than not less than one-for-five and not more than one-for-thirty, with the specific ratio to be fixed within this range by the Board in its sole discretion without further stockholder approval. We believe that enabling the Board to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders. In fixing the ratio, the Board may consider, among other things, factors such as: the historical trading price and trading volume of our Common Stock; the number of shares of our Common Stock outstanding; the then-prevailing trading price and trading volume of our Common Stock; the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock; potential financing opportunities; and prevailing general market and economic conditions.

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing of a Certificate of Amendment, or at such later time as specified in the Certificate of Amendment, setting forth the Reverse Stock Split (the Certificate of Amendment) with the Secretary of State of the State of Delaware, or at the later time set forth in the Certificate of Amendment. The exact timing of the amendment will be determined by the Board of Directors based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State, the Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to our Certificate of Incorporation to effect the Reverse Stock Split is attached as Appendix A to this proxy statement. Any amendment to our Certificate of Incorporation to effect the reverse stock split will include the reverse stock split ratio fixed by the Board, within the range approved by our stockholders.

Reasons for the Reverse Stock Split

Our primary objective in effectuating the Reverse Stock Split would be to attempt to raise the per-share trading price of our Common Stock to meet the Nasdaq Capital Market’s listing requirements, which requires, among other things, that our Common Stock have a per share bid price that is greater than or equal to $1.00 per share. On November 14, 2025, the closing bid price for our Common Stock on the Nasdaq Capital Market was $0.66 per share. The Board also believes that a higher stock price may help generate investor interest in our Company and increase investor confidence in our ability to meet the continued listing requirements of the Nasdaq Capital Market.

If the Reverse Stock Split successfully increases the per share price of our Common Stock, the Board also believes this increase may increase trading volume in our Common Stock and facilitate future financings by us.

Nasdaq Listing Requirements

Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol “ACET.” As previously disclosed, on April 7, 2025, we received a notice from the Listing Qualifications staff of the Nasdaq Stock Market LLC (Nasdaq) that because the closing bid price for our common stock had fallen below $1.00 per share for 30 consecutive business days, we no longer complied with the minimum bid price requirement for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1) (the Bid Price Rule).

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we had been provided an initial compliance period of 180 calendar days, or until October 6, 2025 (the Initial Compliance Deadline), to regain compliance with the Bid Price Rule. To regain compliance, the closing bid price of our common stock must have met or exceeded $1.00 per share for a minimum of 10 consecutive business days prior to the Initial Compliance Deadline. We did not regain compliance with the Bid Price Rule by the Initial Compliance Deadline.

Subsequently, on October 7, 2025, we received a notice (the Extension Notice) from Nasdaq informing us that Nasdaq granted us an additional 180 calendar days, or until April 6, 2026 (the Second Compliance Deadline), to regain compliance with the Bid Price Rule for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). In connection with the Extension Notice, the listing of the Common Stock was transferred from the Nasdaq Global Market to the Nasdaq Capital Market, effective at the opening of business on October 9, 2025. Nasdaq’s determination was based on us meeting the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market with the exception of the Bid Price Rule, and we provided written confirmation of its intention to cure the deficiency prior to the Second Compliance Deadline, including by effecting a reverse stock split, if necessary.

Failure to approve the Reverse Stock Split may have serious, adverse effects on us and our stockholders. Our Common Stock could be delisted from Nasdaq because shares of our Common Stock may continue to trade below the requisite $1.00 per share price needed to comply with the listing requirements of Nasdaq and maintain our listing. Our shares may then be quoted on the OTC Bulletin Board or other small trading markets, which are generally considered to have less volume and be less efficient markets. We believe an investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange, or other reasons. In that event, the Common Stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and may be avoided by retail and institutional investors, resulting in the impaired liquidity of our Common Stock.

As of the Record Date, our Common Stock closed at $0.66 per share on the Nasdaq Capital Market. The Reverse Stock Split, if effected, should have the immediate effect of increasing the price of our Common Stock as reported on Nasdaq, therefore reducing the risk that our Common Stock could be delisted from Nasdaq. However, we cannot assure you that the price of our Common Stock will not decline after the Reverse Stock Split. Under new Nasdaq Rule 5810(c)(3)(A)(iv), if the price of our Common Stock fails to satisfy the $1.00 minimum bid price requirement for a 30 consecutive trading day period within one year after effectiveness of the Reverse Stock Split or if we have effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, then we shall not be eligible for any compliance period specified in Rule 5810(c)(3)(A), and the Listing Qualifications Department will issue a Staff Delisting Determination under Rule 5810 with respect to that security. The Common Stock would then be subject to delisting by Nasdaq without any opportunity for a cure period.

Our Board strongly believes that the Reverse Stock Split is necessary to maintain our listing on Nasdaq. Accordingly, the Board recommended that our shareholders approve the Reverse Stock Split Proposal to effect the Reverse Stock Split and directed that this proposal be submitted to our shareholders for approval at the Special Meeting, including for the reasons discussed below.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in Us

We believe that the low market price of our Common Stock impairs its acceptability to important segments of the institutional investor community and the investing public. Many investors look upon low-priced stock as speculative in nature and, as a matter of policy, avoid investment in such stocks. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, and investment funds may also be reluctant to invest in such securities, which reduces the number of potential purchasers of our Common Stock. Moreover, the low market price of our Common Stock may have reduced the effective marketability of our shares because of the reluctance of many brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Giving the Board the ability to effect the Reverse Stock Split, and thereby increase the price of our Common Stock, would give the Board the ability to address these issues if it is deemed necessary.

Improve the Perception of Our Common Stock as an Investment Security

The Board believes that effecting the Reverse Stock Split is one potential means of increasing the share price of our Common Stock to improve the perception of our Common Stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our Common Stock, but also our market liquidity.

Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in an increase in the per share price of our Common Stock.

We cannot predict whether the Reverse Stock Split will increase the market price for our Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

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the market price per share will achieve the $1.00 minimum bid price requirement for a sufficient period for our Common Stock to be approved for continued listing by Nasdaq;
•
we would otherwise meet the listing requirements that would allow continued listing of our Common Stock on Nasdaq;
•
the market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding before the effective time of the Reverse Stock Split (the Effective Time);
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the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower-priced stocks;
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the Reverse Stock Split will result in a per share price that will increase the ability of us to attract and retain employees; and
•
the Reverse Stock Split would promote greater liquidity for our shareholders with respect to their shares.

In addition, the Reverse Stock Split would reduce the number of outstanding shares of our Common Stock without reducing the number of shares of available but unissued Common Stock, increasing the number of authorized but unissued shares of Common Stock. Therefore, the number of shares of our Common Stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our Common Stock following the Reverse Stock Split. The Board may authorize the issuance of the remaining authorized and unissued shares without further stockholder action for a variety of purposes, except as such shareholder approval may be required in particular cases by our Certificate of Incorporation, applicable law, or the rules of any stock exchange on which our securities may then be listed. The issuance of additional shares would be dilutive to our existing shareholders and may cause a decline in the trading price of our Common Stock.

The market price of our Common Stock will also be based on the performance of us and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of the overall market capitalization of us may be greater than would occur in the absence of the Reverse Stock Split.

In evaluating the Reverse Stock Split, in addition to the considerations described above, the Board also took into account various negative factors associated with reverse stock splits generally. These factors include: the negative perception of reverse stock splits held by some investors, analysts, and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined in share price and corresponding market capitalization; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split.

Reverse Stock Split Range

In order to provide flexibility, the Board is seeking stockholder approval for a range of reverse split ratios of not less than one-for-five and not more than one-for-thirty.

We believe that enabling the Board to set the exact reverse split ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining whether to implement the Reverse Stock Split and selecting the exchange ratio, the Board will consider factors such as:

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the total number of shares of Common Stock outstanding;
•
the Nasdaq Capital Market requirements for the continued listing of our Common Stock;
•
the historical trading price and trading volume of our Common Stock;
•
the then prevailing trading price and trading volume for our Common Stock;
•
the anticipated impact of the Reverse Stock Split on the trading price of and market for our Common Stock;
•
potential financing opportunities; and
•
prevailing general market and economic conditions.

Reducing the number of outstanding shares of our Common Stock through a Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

The Board will have sole discretion as to any implementation of, and the exact timing and actual ratio of, the Reverse Stock Split within the range of ratios specified in this Proposal No. 1 and within one year after the date of the Special Meeting. The Board may also determine that the Reverse Stock Split is no longer in the best interests of our Company and our stockholders and decide to abandon the Reverse Stock Split at any time before, during or after the Special Meeting and prior to its effectiveness, without further action by the stockholders.

The Reverse Stock Split alone would have no effect on our authorized capital stock, and the total number of authorized shares would remain the same as before the reverse stock split. This would have the effect of increasing the number of shares of Common Stock available for issuance. As of the Record Date, the number of authorized shares of our Common Stock was 300,000,000 shares, which will not be affected by the Reverse Stock Split.

The additional available shares would be available for issuance from time to time at the discretion of the Board when opportunities arise, without further stockholder action or the related delays and expenses, except as may be required for a particular transaction by law, the rules of any exchange on which our securities may then be listed, or other agreements or restrictions. There are no preemptive rights relating to the Common Stock. As such, any issuance of additional shares of

Common Stock would increase the number of outstanding shares of Common Stock and (unless such issuance was pro rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly.

The table below illustrates certain, but not all, possible reverse stock split ratios, together with the implied number of issued and outstanding shares of the Common Stock resulting from implementation of the Reverse Stock Split based on 153,255,581 shares of the Common Stock outstanding as of the Record Date.

	Current	After Reverse Stock Split if 15:1 is Selected(1)	After Reverse Stock Split if 20:1 is Selected(1)	After Reverse Stock Split if 25:1 is Selected(1)	After Reverse Stock Split if 30:1 is Selected(1)
Authorized Shares of Common Stock	300,000,000	300,000,000	300,000,000	300,000,000	300,000,000
Authorized Shares of Preferred Stock	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000
Shares of common stock issued and outstanding	153,255,581	10,217,038	7,662,779	6,130,223	5,108,519
Common stock issuable upon exercise of stock options	17,467,511	1,164,500	873,375	698,700	582,250
Common Stock issuable upon exercise of pre-funded warrants	18,445,333	1,229,688	922,266	737,813	614,844
Common stock issuable upon vesting of restricted stock units	756,708	50,447	37,835	30,268	25,223
Common stock reserved under the 2015 Plan, 2018 Plan, ESPP and Inducement Plan for future grants	7,129,203	475,280	356,460	285,168	237,640
Authorized but unissued and reserved	112,945,664	7,529,710	5,647,283	4,517,826	3,764,855

(1) Excludes the effect of fractional share treatment.

As of the Record Date, we had 153,255,581 shares of Common Stock issued and outstanding, 17,467,511 shares of Common Stock reserved for issuance upon the exercise of outstanding options, 756,708 shares reserved for issuance upon vesting of restricted stock units, 18,445,333 shares of Common Stock reserved for issuance upon the exercise of outstanding pre-funded warrants, 5,118,792 shares of Common Stock reserved for future issuance under our Second Amended and Restated 2018 Stock Option and Incentive Plan, as amended (2018 Plan), 76,648 shares of Common Stock reserved for future issuances under our 2015 Stock Incentive Plan (2015 Plan), 1,466,170 shares of Common Stock reserved for future issuances under our Amended and Restated 2018 Employee Stock Purchase Plan (ESPP), and 467,593 shares of Common Stock reserved for future issuances under our 2022 Inducement Plan (Inducement Plan). As of the Record Date, we have no shares of preferred stock outstanding, which will not change with the effectiveness of the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Effective Time, if approved by stockholders and implemented by us, will be the date and time set forth in the Certificate of Amendment that is filed with the Delaware Secretary of State. If the Reverse Stock Split Proposal is approved and the Board determines to proceed with the Reverse Stock Split, the exact timing of the filing of the Certificate of Amendment will be determined by our Board.

If, at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State, notwithstanding stockholder approval, and without further action by the stockholders, the Board, in its sole discretion, determines that it is in our best interests and the best interests of our stockholders to delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned. We reserve the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Certificate of Amendment, even if the authority to effect the Reverse Stock Split has been approved by our stockholders. By voting in favor of the Reverse Stock Split Proposal, you are expressly also authorizing the Board to delay, not to proceed with, and abandon, the Reverse Stock Split if it should so decide, in its sole discretion, that such action is in the best interests of us and our stockholders.

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares of our Common Stock held by stockholders through a bank, broker or other nominee in the same manner as registered stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain of our registered holders of Common Stock may hold some or all of their shares of our Common Stock electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.

Stockholders who hold shares of our Common Stock electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split Common Stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the Old Certificates) to the transfer agent. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, upon the stockholder’s surrender of all of the stockholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of shares of post-Reverse Stock Split Common Stock electronically in book-entry form and provide the stockholder with a statement reflecting the number of shares registered in the stockholder’s account. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for the appropriate number of shares of post-Reverse Stock Split Common Stock. If an Old Certificate has a restrictive legend on its reverse side, a new certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive cash in lieu of such fractional share.

Effect of the Reverse Stock Split on Outstanding Stock Options, Pre-Funded Warrants, Convertible Preferred Stock and Employee Plans

Based upon the reverse stock split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options, pre-funded warrants and convertible preferred stock entitling the holders to purchase shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, pre-funded warrants or convertible preferred stock upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the reverse stock split ratio.

Potential Effects of the Reverse Stock Split

If our stockholders approve the Reverse Stock Split and the Board effects it, the number of shares of Common Stock authorized and issued and outstanding will be reduced due to the Reverse Stock Split, depending upon the ratio determined by the Board. The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except that as described above in “—Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive the Fractional Share Payment (as defined below in the Certificate of Amendment) automatically and without any action by the holder. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split will not change the terms of the Common Stock. After the Reverse Stock Split, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. The Common Stock will remain fully paid and non-assessable. The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

After the Effective Time, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Subject to our compliance with applicable continued listing requirements, our Common Stock will continue to be listed on the Nasdaq Capital Market and traded under the symbol “ACET,” although the exchange will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Time to indicate that a Reverse Stock Split has occurred. If a Reverse Stock Split is effected, then after the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates for our Common Stock with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described above under “—Procedure for Implementing the Reverse Stock Split.” The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the Effective Time, the post-split market price of our Common Stock may be less than the pre-split price multiplied by the reverse stock split ratio. In addition, a reduction in number of shares outstanding may impair the liquidity for our Common Stock, which may reduce the value of our Common Stock.

In addition, a Reverse Stock Split would result in an increased proportion of unissued authorized shares to issued shares, which could have possible anti-takeover effects and could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in our control or management (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another company). These authorized but unissued shares could (within the limits imposed by applicable law) be issued in one or more transactions that could make a change of control of us more difficult, and therefore more unlikely, or used to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders. For example, without further stockholder approval, our Board could (within the limits imposed by applicable law) strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor our then current Board, or the shares could be available for potential issuance pursuant to a shareholder rights plan. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons that would support the Board in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board although perceived to be desirable by some stockholders. The issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Despite these possible anti-takeover effects, this proposal has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt or any effort of which we are aware to accumulate our stock or to obtain control of our company by means of a merger, tender offer, solicitation in opposition to management or otherwise (nor is our Board currently aware of any such attempts directed at us). Nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by us to deter or prevent changes in our control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Accounting Matters

The proposed amendment to our Certificate of Incorporation will not affect the par value of our Common Stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced in the same proportion as the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be reclassified for prior periods to conform to the post-Reverse Stock Split presentation.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion summarizes certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. This summary addresses the tax consequences only to U.S. Holders. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as:

•
an individual who is a citizen or resident of the United States;
•
a corporation (or other entity taxable as a corporation for U.S. Federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•
an estate, the income of which is subject to U.S. federal income tax regardless of its source;
•
or a trust if either a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons (within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the Code)) have the authority to control all substantial decisions of such trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

This summary is based upon current provisions of the Code, existing Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to us or our stockholders as described in this summary. No ruling from the IRS has been or will be requested in connection with the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.

No attempt has been made to comment on all U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to particular U.S. Holders, including holders that: (i) are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities; (ii) acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions; (iii) hold their shares as a hedge or as part of a hedging, straddle, “conversion transaction”, “synthetic security”, integrated investment or any risk reduction strategy; (iv) are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities; (v) do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code); (vi) hold their shares through individual retirement or other tax-deferred accounts; or (vii) who have a functional currency for U.S. federal income tax purposes other than the U.S. dollar.

In addition, the following discussion does not address state, local or foreign tax consequences of the Reverse Stock Split, the Medicare tax on net investment income, U.S. federal estate and gift tax, the alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. The discussion generally assumes that for U.S. federal income tax purposes, the Reverse Stock Split will not be integrated or otherwise treated as part of a unified transaction with any other transaction.

Cash in Lieu of Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. For purposes of the discussion below, a “U.S. Holder” is any beneficial owner of shares of our common stock that is not a partnership and, for U.S. federal income tax purposes, is or is treated as described above.

A U.S. Holder who receives cash in lieu of a fractional share of common stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A U.S. Holder who receives cash in lieu of a fractional share in the Reverse Stock Split and whose proportionate interest in us is reduced (after taking into account certain constructive ownership rules) should generally recognize capital gain or loss in an amount equal to the difference between the amount of the cash received and the portion of such holder’s adjusted tax basis in the shares of common stock surrendered that is allocated to the fractional share. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock surrendered exceeded one year at the effective time of the Reverse Stock Split. A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split and whose proportionate interest in us is not reduced (after taking into account certain constructive ownership rules) should generally be treated as having received a distribution that will be treated first as dividend income to the extent paid out of our current or accumulated earnings and profits, and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis in our common stock, with any remaining amount being treated as capital gain. U.S. Holders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

U.S. Holders (other than corporations and certain other exempt recipients) may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. U.S. Holders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed Internal Revenue Service (the IRS) Form W-9) may also be subject to backup withholding at the applicable rate. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is properly furnished in a timely manner to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368(a) of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. Holder generally will not recognize gain or loss upon the exchange of our Common Stock for a lesser number of shares of Common Stock, based upon the reverse stock split ratio. A U.S. Holder’s aggregate tax basis in the lesser number of shares of Common Stock received in the Reverse Stock Split will be the same as such U.S. Holder’s aggregate tax basis in the shares of our Common Stock that such U.S. Holder owned prior to the Reverse Stock Split. The holding period for the Common Stock received in the Reverse Stock Split will include the period during which a U.S. Holder held the shares of our Common Stock that were surrendered in the Reverse Stock Split. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of our Common Stock received pursuant to the Reverse Stock Split. U.S. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

THE FOREGOING IS A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH

HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

Amendment Effective Date

If the proposed amendment to the Certificate of Incorporation as described in this Proposal No. 1 is approved by the stockholders, upon the Board’s determination, if any, to effectuate the Reverse Stock Split and of the ratio (within the range approved pursuant to this Proposal No. 1) of such Reverse Stock Split, we will file the Certificate of Amendment reflecting the adopted amendment with the Secretary of State of the State of Delaware. The Certificate of Amendment will be effective upon its filing or at such later time as specified in the Certificate of Amendment. If the stockholders do not approve this Proposal No. 1, the Certificate of Amendment will not be filed with the Secretary of State of the State of Delaware.

Dissenters’ Rights

No dissenters’ rights are available under the General Corporation Law of the State of Delaware or under the Certificate of Incorporation or the Bylaws to any stockholder who dissents from this Proposal No. 1.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

Interests of Directors and Executive Officers

Our directors and executive officers do not have substantial interest, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of Common Stock or any other of our securities.

Reservation of Right to Abandon Reverse Stock Split

At any time before December 19, 2026, we reserve the right to abandon the Reverse Stock Split without further action by our stockholders before the effectiveness of the filing with the Secretary of State of the State of Delaware the Certificate of Amendment, even if the authority to effect the Reverse Stock Split has been approved by our stockholders at the Special Meeting. By voting in favor of the Reverse Stock Split, you are expressly also authorizing the Board to delay, not to proceed with, and abandon, the Reverse Stock Split if it should so decide, in its sole discretion, that such action is in the best interests of us and our stockholders.

Vote Required and Board of Directors’ Recommendation

To approve this Proposal, holders of a majority of the votes properly cast on the matter must vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the voting on this Proposal.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO COMBINE OUTSTANDING SHARES OF OUR COMMON STOCK INTO A LESSER NUMBER OF OUTSTANDING SHARES, BY A RATIO OF NOT LESS THAN ONE-FOR-FIVE AND NOT MORE THAN ONE-FOR-THIRTY, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY OUR BOARD IN ITS SOLE DISCRETION.

PROPOSAL NO. 2 – ADJOURNMENT PROPOSAL

Overview

If the Special Meeting is convened and a quorum is present, but we fail to receive a sufficient number of votes to approve Proposal No. 1, or if there are insufficient votes to constitute a quorum, we may propose to adjourn or postpone the Special Meeting. We currently do not intend to propose an adjournment or postponement at the Special Meeting if there are sufficient votes to approve Proposal No. 1.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting to another time and place, if necessary or appropriate (as determined in good faith by the Board), to solicit additional proxies in the event there are not sufficient votes to approve Proposal No. 1. If our stockholders approve this proposal, we could adjourn the Special Meeting and any adjourned or postponed session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal No. 1, we could adjourn the Special Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposal.

If it is necessary or appropriate (as determined in good faith by the Board) to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required and Board of Directors’ Recommendation

To approve this Proposal, holders of a majority of the votes properly cast on the matter must vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the voting on this Proposal.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION AND VOTE OF PROXIES IN THE EVENT THAT THERE ARE INSUFFICIENT VOTES IN FAVOR OF PROPOSAL NO. 1 (THE REVERSE STOCK SPLIT).

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of November 14, 2025 by:

1.
each of our directors;
2.
each of our named executive officers;
3.
all of our directors and executive officers as a group; and
4.
each person, or group of affiliated persons, who is known by us to beneficially own greater-than-5.0% of our common stock.

The column entitled “Shares of Common Stock Beneficially Owned” is based on a total of 153,255,581 shares of our common stock outstanding as of November 14, 2025.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of November 14, 2025, and any RSUs that vest within 60 days of November 14, 2025, are considered outstanding and beneficially owned by the person holding the stock options and RSUs for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated, the address for each beneficial owner is c/o Adicet Bio, Inc., 131 Dartmouth Street, 3rd Floor, Boston, Massachusetts 02116.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Shares
Greater than 5% Stockholders
Entities affiliated with OrbiMed (1)	16,447,140	10.7%
RA Capital Healthcare Fund, L.P. (2)	15,310,232	10.0%
Tang Capital Partners, LP (3)	8,223,612	5.4%
Named Executive Officers and Directors
Chen Schor (4)	3,863,507	2.5%
Nick Harvey (5)	961,655	*
Blake Aftab Ph.D. (6)	746,496	*
Jeffrey Chodakewitz, M.D. (7)	131,600	*
Steve Dubin (8)	136,600	*
Michael Grissinger (9)	15,600	*
Lloyd Klickstein, M.D., Ph.D. (10)	213,866	*
Katie Peng (11)	90,800	*
Andrew Sinclair, Ph.D. (12)	138,600	*
All Current Executive Officers and Directors as a Group (11 persons) (13)	7,299,153	4.6%

* Represents beneficial ownership of less than one percent.

(1)
Based solely on a Schedule 13D/A filed with the SEC on October 10, 2025 by OrbiMed Advisors LLC, OrbiMed Advisors Israel II Limited, OrbiMed Israel GP II, L.P., OrbiMed Israel GP Ltd., OrbiMed Israel BioFund GP Limited Partnership, OrbiMed Capital GP V LLC, OrbiMed Capital GP VI LLC and OrbiMed Genesis GP LLC. Consists of (i) 1,255,985 shares of common stock held by OrbiMed Genesis Master Fund, L.P. (Genesis), (ii) 1,027,885 shares of common stock held by OrbiMed Israel Partners Limited Partnership (OIP), (iii) 646,657 shares of common stock held by OrbiMed Israel Partners II, L.P. (OIP II), (iv) 9,026,359 shares of common stock held by OrbiMed Private Investments V, LP (OPI V), and (v) 4,490,254 shares of common stock held by

OrbiMed Private Investments VI, LP (OPI VI). OrbiMed Genesis GP LLC (Genesis GP) is the general partner of Genesis and OrbiMed Advisors LLC (OrbiMed Advisors) is the managing member of Genesis GP. By virtue of such relationships, Genesis GP and OrbiMed Advisors may be deemed to have voting power and investment power over the securities held by Genesis and as a result, may be deemed to have beneficial ownership over such securities. OrbiMed Israel BioFund GP Limited Partnership (BioFund GP) is the general partner of OIP and OrbiMed Israel GP Ltd. (Israel GP) is the general partner of BioFund GP. By virtue of such relationships, BioFund GP and Israel GP may be deemed to have voting power and investment power over the securities held by OIP and as a result, may be deemed to have beneficial ownership over such securities. Israel GP exercises its investment and voting power through a management committee comprised of Carl Gordon and Erez Chimovits, each of whom disclaims beneficial ownership of the shares of common stock held by OIP. OrbiMed Israel GP II, L.P. (Israel GP II) is the general partner of OIP II and OrbiMed Advisors Israel II Limited (Advisors Israel) is the general partner of Israel GP II. By virtue of such relationships, Israel GP II and Advisors Israel may be deemed to have voting power and investment power over the securities held by OIP II and as a result, may be deemed to have beneficial ownership over such securities. Advisors Israel exercises its investment and voting power through a management committee comprised of Dr. Gordon, David P. Bonita, and Mr. Chimovits, each of whom disclaims beneficial ownership of the shares held by OIP II. OrbiMed Capital GP V LLC (GP V) is the general partner of OPI V and OrbiMed Advisors is the managing member of GP V. By virtue of such relationships, GP V and OrbiMed Advisors may be deemed to have voting power and investment power over the securities held by OPI V and as a result, may be deemed to have beneficial ownership over such securities. OrbiMed Capital GP VI LLC (GP VI) is the general partner of OPI VI and OrbiMed Advisors is the managing member of GP VI. By virtue of such relationships, GP VI and OrbiMed Advisors may be deemed to have voting power and investment power over the securities held by OPI VI and as a result, may be deemed to have beneficial ownership over such securities. OrbiMed Advisors exercises its investment and voting power through a management committee comprised of Dr. Gordon, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of the shares of common stock held by Genesis, OPI V, and OPI VI. Dr. Gordon, a member of OrbiMed Advisors, is a former member of our board of directors. OrbiMed Advisors has its principal offices at 601 Lexington Avenue, 54th Floor, New York, New York 10022. Israel GP and Advisors Israel II have their principal offices at 5 Hahoshlim Street, Building B, 1st Floor, Herzliya Pituach, Israel.
(2)
Based solely on a Schedule 13G/A filed with the SEC on November 14, 2024 by RA Capital Management, L.P. (RA Capital). Consists of (i) 7,541,000 shares of common stock held by RA Capital Healthcare Fund, L.P. (the Fund), (ii) 7,769,232 shares of common stock that the Fund beneficially owns based on the right to acquire upon exercise of pre-funded warrants, subject to the beneficial ownership blocker of the pre-funded warrants. The beneficial ownership blocker of the pre-funded warrants precludes the exercise of the pre-funded warrants to the extent that, following exercise, the Fund, together with its affiliates, would beneficially own more than 9.99% of the shares of common stock outstanding immediately after giving effect to the exercise. Does not include pre-funded warrants to purchase additional shares of common stock held by the Fund, which are not deemed beneficially owned by the Fund due to the beneficial ownership blocker. RA Capital Healthcare Fund GP, LLC is the general partner of the Fund. The general partner of RA Capital is RA Capital Management GP, LLC, of which Dr. Peter Kolchinsky and Mr. Rajeev Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and may be deemed a beneficial owner of any securities of us held by the Fund. The Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s portfolio, including the ordinary shares held by the Fund. Because the Fund has divested itself of voting and investment power over the reported securities it holds and may not revoke that delegation on less than 61 days’ notice, the Fund disclaims beneficial ownership of the securities it holds for purposes of Section 13(d) of the Exchange Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Exchange Act, of any securities of us beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of securities reported herein. The address for RA Capital is 200 Berkeley Street, 18th Floor, Boston, MA 02116.
(3)
Based solely on Schedule 13G/A filed with the SEC on May 15, 2025 by Tang Capital Partners, LP (Tang Capital), Tang Capital Management, LLC (Tang Capital Management),Tang Capital Partners International, LP (Tang Capital International), Tang Capital Partners III, Inc. (Tang Capital III), Tang Capital Partners IV, Inc. (Tang Capital IV) and Kevin Tang. Tang Capital Management is the general partner of Tang Capital and Tang Capital International. Kevin Tang is the manager of Tang Capital Management and Chief Executive Officer of Tang Capital III, Tang Capital IV, Tang Capital, Tang Capital International, Tang Capital III and Tang Capital IV. All parties share voting and dispositive power over the shares of common stock reported. The principal address of Tang Capital, Tang Capital Management, Tang Capital International and Kevin Tang is 4747 Executive Drive, Suite 210, San Diego, CA 92121. The principal address of Tang Capital III and Tang Capital IV is 400 S. 4th Street, 3rd Floor, Las Vegas, NV 89101.
(4)
Consists of (i) 61,835 shares of common stock held directly by Mr. Schor, (ii) 53,424 shares of common stock held directly by The C. Schor IRRV Trust, an irrevocable family trust having an independent trustee, (iii) 43,469 shares of common stock held directly by The I. Schor IRRV Trust, an irrevocable family trust having an independent trustee and (iv) 3,704,779 shares of common stock issuable upon the exercise of options held by Mr. Schor exercisable within 60 days of November 14, 2025.
(5)
Consists of (i) 64,815 shares of common stock held by Mr. Harvey, and (ii) 896,840 shares of common stock issuable upon the exercise of options held by Mr. Harvey exercisable within 60 days of November 14, 2025.
(6)
Consists of (i) 34,408 shares of common stock held by Dr. Aftab, and (ii) 712,088 shares of common stock issuable upon the exercise of options held by Dr. Aftab exercisable within 60 days of November 14, 2025.
(7)
Consists of (i) 11,800 shares of common stock held by Dr. Chodakewitz, (ii) 119,800 shares of common stock issuable upon the exercise of options held by Dr. Chodakewitz exercisable within 60 days of November 14, 2025.
(8)
Consists of (i) 5,000 shares of common stock held by a revocable trust of which Mr. Dubin and his spouse are co-trustees, (ii) 11,800 shares of common stock held by Mr. Dubin, (iii) 119,800 shares of common stock issuable upon the exercise of options held by Mr. Dubin exercisable within 60 days of November 14, 2025.
(9)
Consists of 15,600 shares of common stock issuable upon the exercise of options held by Mr. Grissinger exercisable within 60 days of November 14, 2025.
(10)
Consists of (i) 102,666 shares of common stock held by Dr. Klickstein and (ii) 111,200 shares of common stock issuable upon the exercise of options held by Dr. Klickstein exercisable within 60 days of November 14, 2025.
(11)
Consists of (i) 5,900 shares of common stock held by Dr. Peng, (ii) 84,900 shares of common stock issuable upon the exercise of options held by Ms. Peng exercisable within 60 days of November 14, 2025.
(12)
Consists of (i) 11,800 shares of common stock held by Dr. Sinclair, (ii) 126,800 shares of common stock issuable upon the exercise of options held by Dr. Sinclair exercisable within 60 days of November 14, 2025.
(13)
Includes (i) the shares of common stock described in note (4) through (13) above, (ii) 41,936 shares of common stock held by other executive officers Donald Healey, Ph.D., our Chief Technology Officer and Julia Maltzman, M.D., our Chief Medical Officer, (iii) 958,493 shares of common stock issuable upon exercise of options held by Dr. Healey and Dr. Maltzman exercisable within 60 days of November 14, 2025.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Adicet Bio, Inc., 131 Dartmouth Street, 3rd Floor, Boston, Massachusetts 02116, Attention: Corporate Secretary, telephone: 650-503-9095. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2026 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 30, 2025. However, if the date of the 2026 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2026 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals must be delivered by mail should be addressed to Adicet Bio, Inc., 131 Dartmouth Street, 3rd Floor, Boston, Massachusetts 02116, Attention: Corporate Secretary. We also encourage you to submit any such proposals via email to IR@adicetbio.com.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2026 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 11, 2026 and no later than March 13, 2026. Stockholder proposals and the required notice should be addressed to Adicet Bio, Inc., 131 Dartmouth Street, 3rd Floor, Boston, Massachusetts 02116, Attention: Investor Relations / Corporate Secretary.

In addition, to comply with the SEC's universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Securities Exchange Act of 1934 by the same deadline noted herein to present matters at the 2026 Annual Meeting of Stockholders.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Special Meeting. If any other matters not mentioned in this Proxy Statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

Appendix A

CERTIFICATE OF AMENDMENT OF

RESTATED

CERTIFICATE OF INCORPORATION

OF

ADICET BIO, INC.

Adicet Bio, Inc. (the “Corporation”), a corporation duly organized and existing under the laws of the State of Delaware pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1.
The Restated Certificate of Incorporation is hereby amended by adding the following paragraphs after the first paragraph of Article IV, as follows:

“Effective as of 12:01 a.m. Eastern time on , 2025 (the “Effective Time”) of this Certificate of Amendment pursuant to Section 242 of the General Corporation Law of the State of Delaware, each ( ) shares of Common Stock issued and outstanding (or held in treasury) immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be combined into one (1) fully paid and nonassessable share of Common Stock (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “reverse stock split”). The combination of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time without any further action on the part of the Corporation or the holders of any outstanding shares of Old Common Stock and whether or not certificates representing such holders’ shares of Old Common Stock prior to the reverse stock split are surrendered for cancellation. Upon the Effective Time, all references to “Common Stock” in this Certificate of Incorporation shall be to the New Common Stock.

The reverse stock split will be effectuated on a stockholder-by-stockholder (as opposed to certificate-by-certificate) basis. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been combined pursuant to this Certificate of Amendment. The Corporation shall not be obligated to issue new certificates evidencing the shares of New Common Stock outstanding as a result of the reverse stock split unless and until the certificate(s) representing the shares of Old Common Stock held by a holder immediately prior to the reverse stock split are either delivered to the Corporation or its current transfer agent, or the holder notifies the Corporation or such transfer agent that such certificate or certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate(s). No fractional shares will be issued as a result of the reverse stock split and, in lieu thereof, (a) with respect to holders of one or more certificates, if any, which formerly represented shares of Old Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of New Common Stock as a result of the reverse stock split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share of New Common Stock on the date of the Effective Time as reported by The Nasdaq Capital Market (as adjusted to give effect to the reverse stock split); provided that, whether or not fractional shares would be issuable as a result of the reverse stock split shall be determined on the basis of (i) the total number of shares of Old Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (ii) the aggregate number of shares of New Common Stock after the Effective Time into which the shares of Old Common Stock formerly represented by such certificates shall have been combined; and (b) with respect to holders of shares of Old Common Stock in book-entry form in the records of the Corporation’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of New Common Stock as a result of the reverse stock split (after aggregating all fractional shares), following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.”

2.
The Board of Directors of the Corporation has adopted a resolution approving and declaring advisable the foregoing amendment set forth in this Certificate of Amendment in accordance with the provisions of Section 242 of the DGCL.
3.
The stockholders of the Corporation, at a meeting duly called and held pursuant to Section 222 of the DGCL, duly adopted the amendments set forth in this Certificate of Amendment in accordance with the provisions of Section 242 of the DGCL.
4.
Except as set forth in this Certificate of Amendment, the Restated Certificate remains in full force and effect.
5.
The foregoing amendments were duly adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, the undersigned, as a duly authorized officer of the Corporation, has executed this Certificate of Amendment on , 2025.

ADICET BIO, INC.

By:__________________________

Name: Chen Schor

Title: Chief Executive Officer

SCAN TO
VIEW MATERIALS & VOTE

ADICET BIO, INC.
131 DARTMOUTH STREET, FLOOR 3
BOSTON, MASSACHUSETTS 02116

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on December 18, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ACET2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on December 18, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V81201-S25700 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ADICET BIO, INC.

The Board of Directors recommends you vote FOR proposals 1 and 2.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

V81202-S25700

ADICET BIO, INC.
SPECIAL MEETING OF STOCKHOLDERS
DECEMBER 19, 2025, 8:00 AM EST
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Chen Schor and Nick Harvey, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ADICET BIO, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held in a virtual format only at 8:00 AM, EST on December 19, 2025, and any adjournment or postponement thereof.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the accompanying Proxy Statement, and at the discretion of the proxies with regard to any other matter that may properly come before the meeting or any continuation, adjournment or postponement thereof.

If you vote by telephone or Internet, you do not need to mail back this Proxy Card.

Continued and to be signed on reverse side